Exhibit 10.9

Amendment to Exclusive Technical Consulting and Service Agreement

This Amendment to Exclusive Technical Consulting and Services Agreement (hereinafter referred to as “this Agreement”) is made as of November 30th, 2018 by and between the following parties:

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Address: No.31 Room 401, No. 680 Guangxin Road, Huangpu District, Guangzhou, PRC.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC.

WHEREAS

The Exclusive Technical Consulting and Services Agreement (“Consulting and Services Agreement”) was entered into as of January 29th, 2016 by and between Party A and Party B;

After amicable negotiations, both parties agree to amend Consulting and Services Agreement as follows:

1.	The parties agree to amend Section 1.1 of the Consulting and Services Agreement as follows:

1.1.

“During the term of this Agreement, Party A agrees to, as exclusive provider of technical consulting, services and financial support to Party B, provide technical consulting and services as further specified in Appendix 1 hereto to Party B. Party A shall have the right, without prior notice given to or obtaining consent of Party B, to the extent permitted by laws of PRC, to assign any of its rights and/or obligations under this Agreement to any third party designated by Party A, subject to the laws of PRC.”

2.	The parties agree to amend Appendix 2 of the Consulting and Services Agreement as follows:

“To the extent permitted by PRC laws, Party A shall have the right to determine the amount of service fees (“Fees”) based on the technical consulting and services it provided to Party B and/or its affiliated entities, the operation of Party B and the development requirement of Party B. Such Fees may be amounting to all or parts of the pre-tax profits after making-up the losses in previous years (if applicable) of Party B and/or its affiliated entities and deduction of its necessary costs, expenses and taxes required for business operation without taking account of Fees under this Agreement; and

Other service fees agreed by both parties for specific services provided by Party A at the request of Party B from time to time.”

3.

Except as expressly set forth in this Agreement, the terms and provisions of the Consulting and Services Agreement shall remain in full force and effect. In the event of any conflict between this Agreement and the Consulting and Services Agreement, this Agreement shall prevail.

4.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Remainder intentionally left blank, signature page follows)

(Signature Page)

Party A: EHang Intelligent Equipment(Guangzhou)Co., Ltd.

Authorized representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment(Guangzhou)Co., Ltd.

Party B: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.